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                                                                     EXHIBIT 4.3
                            DECLARATION OF TRUST OF
                       VINTAGE PETROLEUM CAPITAL TRUST I

          THIS DECLARATION OF TRUST, dated effective as of October 15, 1997, is by and among Vintage Petroleum, Inc., a Delaware corporation (the "Sponsor"), Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and the individual trustees identified on the signature page hereto (the "Regular Trustees"), each not in his or her individual capacity but solely as trustee (the Delaware Trustee and such Regular Trustees, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "Vintage Petroleum Capital Trust I," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereby that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in accordance with the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing trust preferred securities ("Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

          3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate.

          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of, among other things, the Preferred Securities of the Trust and the related guarantees of such Preferred Securities by the Sponsor and (b) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective
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amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate and execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement or incorporated by reference therein. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Regular Trustees, in their capacity as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in his, her or its capacity as Trustee of the Trust, hereby constitute and appoint the Regular Trustees, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's and such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days' prior notice to the Sponsor.

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          7.   The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

          8. (a) The Delaware Trustee (the "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Declaration of Trust or by law, except that the Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or bad faith with respect to such acts or omissions.

          (b) The Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

          9. The Sponsor agrees, to the fullest extent permitted by applicable law,

          (a) to indemnify and hold harmless the Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Declaration of Trust, except that the Fiduciary Indemnified Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

          (b) to advance expenses (including legal fees) incurred by the Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of any undertaking by or on behalf of the Fiduciary Indemnified Person to repay such amount if it shall be determined that the Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

          10. The provisions of Section 9 shall survive the termination of this Declaration of Trust or the earlier resignation or removal of the Fiduciary Indemnified Person as the Delaware Trustee.

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          11.  The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

          12. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, and all rights and remedies hereunder shall be governed by such laws without regard to the principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed effective as of the day and year first above written.


                                    VINTAGE PETROLEUM, INC.,
                                    as Sponsor


                                    By: /s/ William C. Barnes
                                       ----------------------
                                    Name: William C. Barnes
                                    Title:    Executive Vice President

                                    CHASE MANHATTAN BANK DELAWARE,
                                    not in its individual capacity but solely as Delaware Trustee


                                    By: /s/ Denis Kelly
                                       ----------------
                                    Name: Denis Kelly
                                    Title:    Trust Officer



                                    /s/ S. Craig George
                                    -------------------
                                    S. Craig George, not in his individual
                                    capacity but solely as Regular Trustee



                                    /s/ William C. Barnes
                                    ---------------------
                                    William C. Barnes, not in his individual
                                    capacity but solely as Regular Trustee



                                    /s/ Michael F. Meimerstorf
                                    --------------------------
                                    Michael F. Meimerstorf, not in his
                                    individual capacity but solely as Regular
                                    Trustee

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